Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Post-Effective Amendment No. 13 to the Registration Statement of Altria Group, Inc. on Form S-14 (File No. 2-96149) pertaining to the registration of common stock of Altria Group, Inc., the Registration Statement of Altria Group, Inc. on Form S-3 (File No. 333-35143 and File No. 333-155009) pertaining to the registration of debt securities and debt warrants, the Registration Statement of Altria Group, Inc. on Form S-8 (File No. 33-14561) pertaining to the Philip Morris 1987 Long Term Incentive Plan, the Registration Statement of Altria Group, Inc. on Form S-8 (File No. 33-48781) pertaining to the Philip Morris 1992 Incentive Compensation and Stock Plan, the Registration Statement of Altria Group, Inc. on Form S-8 (File No. 333-28631) pertaining to the 1997 Performance Incentive Plan, the Registration Statements of Altria Group, Inc. on Form S-8 (File No. 33-10218, 33-13210, 33-40110, 333-139523, 333-148070 and 333-156188) pertaining to the Deferred Profit-Sharing Plan for Salaried Employees, the Deferred Profit-Sharing Plan for Tobacco Workers and the Deferred Profit-Sharing Plan for Craft Employees, the Registration Statement of Altria Group, Inc. on Form S-8 (File No. 333-43478) pertaining to the 2000 Performance Incentive Plan and 2000 Stock Compensation Plan for Non-Employee Directors, the Registration Statement of Altria Group, Inc. on Form S-8 (File No. 333-43484) pertaining to the 1997 Performance Incentive Plan, the Registration Statement of Altria Group, Inc. on Form S-8 (File No. 333-128494) pertaining to the 2005 Performance Incentive Plan and 2005 Stock Compensation Plan for Non-Employee Directors, the Registration Statement of Altria Group, Inc. on Form S-8 (File No. 33-59109) pertaining to the Phillip Morris Incorporated Coordinated Craft Employees Long Term Agreement Bonus Program, of our report dated January 30, 2009, with respect to the consolidated financial statements of UST Inc. included in this Current Report on Form 8-K of Altria Group, Inc. dated January 30, 2009, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Stamford, Connecticut

January 30, 2009